As filed with the Securities and Exchange
Commission on October 19, 2000                        Registration No. 333-____
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________

                             HURCO COMPANIES, INC.
            (Exact name of registrant as specified in its charter)

                     INDIANA                          35-1150732
          (State or other jurisdiction             (I.R.S. Employer
        of incorporation or organization)         Identification No.)

    ONE TECHNOLOGY WAY, INDIANAPOLIS, INDIANA            46268
    (Address of Principal Executive Offices)          (Zip Code)

                             HURCO COMPANIES, INC.
                     1997 STOCK OPTION AND INCENTIVE PLAN

                    NON-QUALIFIED STOCK OPTION AGREEMENTS,
                              DATED JULY 8, 1996

               DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENTS,
                            DATED DECEMBER 15, 1998

                DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENTS,
                              DATED MAY 23, 2000
                           (Full title of the plans)

                                 ROGER J. WOLF
                ONE TECHNOLOGY WAY, INDIANAPOLIS, INDIANA 46268
                    (Name and address of agent for service)

                                (317) 293-5309
         (Telephone number, including area code, of agent for service)

                                   COPY TO:
                               DAVID C. WORRELL
                                BAKER & DANIELS
                     300 NORTH MERIDIAN STREET, SUITE 2700
                          INDIANAPOLIS, INDIANA 46204
                                (317) 237-0300

                        CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES           AMOUNT        PROPOSED        PROPOSED         AMOUNT
TO BE REGISTERED              OF SHARES     MAXIMUM         MAXIMUM          OF
                              TO BE         OFFERING        AGGREGATE        REGISTRATION
                              REGISTERED    PRICE           OFFERING         FEE
                              (1)           PER SHARE       PRICE
Common Stock, no par value    250,000 (2)   $3.755 (3)(4)   $938,750 (4)     $247.83 (4)
Common Stock, no par value     50,000 (2)   $5.125 (3)      $256,250 (4)     $67.65 (4)
Common Stock, no par value     75,000 (2)   $5.813 (3)      $435,975 (4)     $115.10 (4)
Common Stock, no par value     30,000 (2)   $3.75 (3)       $112,500 (4)     $29.70 (4)
Total                         405,000 (2)                   $1,743,475 (4)   $460.28 (4)

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2) Pursuant to this Registration Statement, of the 405,000 shares of Common Stock registered hereby, 250,000 of such shares are registered for issuance under the 1997 Stock Option and Incentive Plan and 155,000 of such shares are registered for issuance pursuant to Director Non-Qualified Stock Option Agreements between the Registrant and its outside directors.
(3) With respect to 50,000 of the 155,000 shares registered for issuance pursuant to Non-Qualified Stock Option Agreements dated July 8, 1996, such shares are to be offered at $5.125 per share. With respect to 75,000 of the 155,000 shares registered for issuance pursuant to Director Non-Qualified Stock Option Agreements dated December 15, 1998, such shares are to be offered at $5.813 per share. With respect to 30,000 of the 155,000 shares registered for issuance pursuant to Director Non-Qualified Stock Option Agreements dated May 23, 2000, such shares are to be offered at $3.75 per share. It is impracticable to state the maximum offering price per share of the 250,000 shares registered for issuance pursuant to the 1997 Stock Option and Incentive Plan. Shares offered pursuant to incentive stock options granted under the 1997 Stock Option and Incentive Plan are to be offered at not less than the market value of one share of common stock of Hurco Companies, Inc. on the date such incentive stock options are granted.
(4) With respect to the 250,000 shares registered hereby for issuance under the 1997 Stock Option and Incentive Plan, the proposed maximum offering price per share, the aggregate offering price and the amount of the registration fee attributed thereto is computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by Nasdaq on October 13, 2000, which was $3.755 per share. With respect to the 155,000 shares registered for issuance pursuant to Director Non-Qualified Stock Option Agreements, the proposed maximum offering price per share, the aggregate offering price and the amount of the registration fee attributed thereto is calculated based upon the prices such shares shall be offered for as described in Footnote 3 above.

                                  PART I

             INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     Information  required  by  Part  I of Form S-8 to be contained in  the
Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1999;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2000, April 30, 2000 and July 31, 2000;

     (c) The description of the Registrant's common stock, without par value (the "Common Stock"), contained in the Registrant's Registration Statement on Form 10 dated February 18, 1980, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock offered hereby then remaining unsold, are deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. The Registrant will promptly provide without charge to each person to whom a prospectus is delivered, a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Secretary of the Company at its principal offices, One Technology Way, Indianapolis, Indiana 46268, (317) 293-5309.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Article VI, Section 1 of the Company's By-Laws states that the Company shall, to the fullest extent permitted by the Indiana Business Corporation Law, as amended, indemnify any person who is made a party to or who is involved in any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, against certain liabilities incurred by him or her in connection with such proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company has entered into employment agreements with certain executive officers, which also provide indemnification against certain liabilities.

     Sections 23-1-37-1 to 23-1-37-15 of the Indiana Business Corporation Law authorize a corporation to indemnify its directors and officers in terms sufficiently broad to permit such indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3)  To  remove  from  registration  by   means  of  a  post-effective
          amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on October 18, 2000.

                                   HURCO COMPANIES, INC.


                                   By:  /S/ ROGER J. WOLF
                                       Roger J. Wolf
                                       Senior Vice President, Secretary,
                                       Treasurer and Chief Financial Officer


                             POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Brian
D. McLaughlin and Roger J. Wolf, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Brian D. McLaughlin and Roger J. Wolf, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

      SIGNATURES                 CAPACITY              DATE

/S/ BRIAN D. MCLAUGHLIN              President, Chief         October 18, 2000
Brian D. McLaughlin                  Executive Officer and
                                     Director (Principal
                                     Executive Officer)

/S/ ROGER J. WOLF                    Senior Vice-President,   October 18, 2000
Roger J. Wolf                        Secretary, Treasurer
                                     and Chief Financial
                                     Officer (Principal
                                     Financial Officer)

/S/ STEPHEN J. ALESIA                Corporate Controller     October 18, 2000
Stephen J. Alesia                    and Assistant Secretary
                                     (Principal Accounting
                                     Officer)

/S/ ROBERT W. CRUICKSHANK            Director                 October 18, 2000
Robert W. Cruickshank

/S/ MICHAEL DOAR                     Director                 October 18, 2000
Michael Doar

/S/ HENDRIK J. HARTONG, JR.          Director                 October 18, 2000
Hendrik J. Hartong, Jr.

/S/ RICHARD T. NINER                 Director                 October 18, 2000
Richard T. Niner

/S/ O. CURTIS NOEL                   Director                 October 18, 2000
O. Curtis Noel

/S/ CHARLES E. MITCHELL RENTSCHLER   Director                 October 18, 2000
Charles E. Mitchell Rentschler

                             INDEX TO EXHIBITS

Exhibit
                                    DESCRIPTION OF EXHIBIT
NO.
  4.1 Amended and Restated Articles of Incorporation of the Registrant and related amendments. (The copy of this Exhibit filed as Exhibit
        3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997 is incorporated by reference.)
  4.2   Amended and Restated By-Laws of the Registrant, as amended to date.
        (The copy of this Exhibit filed as Exhibit 3.2 to the Registrant's
        Quarterly Report on Form 10-Q for the quarter ended January 31,
        2000 is incorporated by reference.)
  4.3   Amended 1997 Stock Option and Incentive Plan of the Registrant.
        (The copy of this Exhibit filed as Exhibit 10.1 to the Registrant's
        Quarterly Report on Form 10-Q for the quarter ended July 31, 2000 is incorporated by reference.)
  4.4 Non-Qualified Stock Option Agreement, dated July 8, 1996, by and between Hurco Companies, Inc. and Hendrik J. Hartong, Jr. (The copy of this Exhibit filed as Exhibit 10.47 to the Registrant's
        Annual Report on Form 10-K for the year ended October 31, 1996 is incorporated by reference.)
  4.5 Non-Qualified Stock Option Agreement, dated July 8, 1996, by and between Hurco Companies, Inc. and Andrew L. Lewis, IV. (The copy of this Exhibit filed as Exhibit 10.48 to the Registrant's Annual
        Report on Form 10-K for the year ended October 31, 1996 is incorporated by reference.)
  4.6 Non-Qualified Stock Option Agreement, dated July 8, 1996, by and between Hurco Companies, Inc. and Richard T. Niner. (The copy of this Exhibit filed as Exhibit 10.49 to the Registrant's Annual
        Report on Form 10-K for the year ended October 31, 1996 is incorporated by reference.)
  4.7 Non-Qualified Stock Option Agreement, dated July 8, 1996, by and between Hurco Companies, Inc. and O. Curtis Noel. (The copy of this Exhibit filed as Exhibit 10.50 to the Registrant's Annual
        Report on Form 10-K for the year ended October 31, 1996 is incorporated by reference.)
  4.8 Non-Qualified Stock Option Agreement, dated July 8, 1996, by and between Hurco Companies, Inc. and Charles E. Mitchell Rentschler.
        (The copy of this Exhibit filed as Exhibit 10.51 to the Registrant's Annual Report on Form 10-K for the year ended October
        31, 1996 is incorporated by reference.)
  4.9   Director Non-Qualified Stock Option Agreement, dated December 15,
        1998, by and between Hurco Companies, Inc. and Hendrik J. Hartong,
        Jr.
 4.10   Director Non-Qualified Stock Option Agreement, dated December 15,
        1998, by and between Hurco Companies, Inc. and Andrew L. Lewis, IV.
 4.11   Director Non-Qualified Stock Option Agreement, dated December 15,
        1998, by and between Hurco Companies, Inc. and Richard T. Niner.
 4.12   Director Non-Qualified Stock Option Agreement, dated December 15,
        1998, by and between Hurco Companies, Inc. and O. Curtis Noel.
 4.13   Director Non-Qualified Stock Option Agreement, dated December 15,
        1998, by and between Hurco Companies, Inc. and Charles E. Mitchell
        Rentschler.
 4.14 Director Non-Qualified Stock Option Agreement, dated May 23, 2000, by and between Hurco Companies, Inc. and Michael Doar.
 4.15 Director Non-Qualified Stock Option Agreement, dated May 23, 2000, by and between Hurco Companies, Inc. and Robert Cruickshank.
   5 Opinion of Baker & Daniels regarding legality of the securities being registered.
 23.1   Consent of Arthur Andersen LLP.
 23.2 Consent of Baker & Daniels (included in Baker & Daniels Opinion filed as Exhibit 5).
  24    Power of Attorney (included on the Signature Page of the
        Registration Statement).